Exhibit 24
POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS that each of the undersigned directors of CSX CORPORATION, a Virginia Corporation, which is to file with the Securities and Exchange Commission, Washington, D. C., a Form 10‑K for fiscal year ended December 31, 2017 hereby constitutes and appoints Andrew L. Glassman and Nathan D. Goldman his/her true and lawful attorneys‑in‑fact and agents, for him/her and in his/her name, place and stead to sign said Form 10‑K, and any and all amendments thereto, with power where appropriate to affix the corporate seal of CSX Corporation thereto and to attest said seal, and to file said Form 10‑K, and any and all other documents in connection therewith, with the Securities and Exchange Commission, hereby granting unto said attorneys‑in‑fact and agents, and each of them, full power and authority to do and perform any and all acts and things requisite and necessary to be done in and about the premises as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that said attorneys‑in‑fact and agents, or either of them, may lawfully do or cause to be done by virtue hereof.

/s/ DONNA M. ALVARADO	/s/ JOHN D. MCPHERSON
Donna M. Alvarado	John D. McPherson
February 7, 2018	February 7, 2018

/s/ JOHN B. BREAUX	/s/ DAVID M. MOFFETT
John B. Breaux	David M. Moffett
February 7, 2018	February 7, 2018

/s/ PAMELA L. CARTER	/s/ DENNIS H. REILLEY
Pamela L. Carter	Dennis H. Reilley
February 7, 2018	February 7, 2018

/s/ JAMES M. FOOTE	/s/ LINDA H. RIEFLER
James M. Foote	Linda H. Riefler
February 7, 2018	February 7, 2018

/s/ STEVEN T. HALVERSON	/s/ J. STEVEN WHISLER
Steven T. Halverson	J. Steven Whisler
February 7, 2018	February 7, 2018

/s/ PAUL C. HILAL	/s/ JOHN J. ZILLMER
Paul C. Hilal	John J. Zillmer
February 7, 2018	February 7, 2018

/s/ EDWARD J. KELLY, III
Edward J. Kelly, III
February 7, 2018